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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ameritrade Holding Corporation on Form S-8 of our reports dated October 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 25, 1998.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 30, 1999